UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SINCLAIR BROADCAST GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
N/A
(2) Aggregate number of securities to which transaction applies:
N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
(4) Proposed maximum aggregate value of transaction:
N/A
(5) Total fee paid:
N/A
☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
N/A
(2) Form, Schedule or Registration Statement No.:
N/A
(3) Filing Party:
N/A
(4) Date Filed:
N/A

April 15, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sinclair Broadcast Group, Inc.  The annual meeting on May 15, 2008 will be held at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m., local time.

Enclosed with this letter is a notice of the annual meeting of shareholders, a proxy statement, a proxy card and a return envelope.  Also enclosed with this letter is Sinclair Broadcast Group, Inc.’s Annual Report to shareholders for the year ended December 31, 2007.

Your vote on these matters is very important.  We urge you to review carefully the enclosed materials and to return your proxy promptly.  The proxy materials are also available at http://bnymellon.mobular.net/bnymellon/sbgi.

You are cordially invited to attend the annual meeting and you may vote in person even though you have returned your proxy card.  Whether or not you plan to attend the annual meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope.

Sincerely,

David D. Smith
Chairman of the Board
and Chief Executive Officer

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance at the meeting to our shareholders of record as of March 14, 2008.  Registration will begin at 9:30 a.m. and seating will begin at 9:45 a.m.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of March 14, 2008 (record date).  Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT—Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the

Sinclair Broadcast Group, Inc. annual meeting.

SINCLAIR BROADCAST GROUP, INC.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2008.

The proxy statement and 2007 annual report to shareholders are available at http://bnymellon.mobular.net/bnymellon/sbgi.

Dear Shareholders:

The annual meeting of Sinclair Broadcast Group, Inc. will be held on May 15, 2008 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time to consider and vote upon:

1.               The election of eight directors, each for a one-year term;

2.               The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Sinclair for the year ending December 31, 2008;

3.               An amendment to extend the term of the 1998 Employee Stock Purchase Plan; and

4.               Any other matters as may properly come before the annual meeting.

The Board of Directors recommends that the shareholders vote to elect the Board’s nominees for director, to ratify the appointment of Ernst & Young LLP and to approve the amendment to extend the term of the 1998 Employee Stock Purchase Plan.

You will be able to vote your shares at the annual meeting if you were a shareholder of record at the close of business on March 14, 2008.  Your vote at the annual meeting is very important to us.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 15, 2008

TABLE OF CONTENTS

INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

PROPOSAL 1:	ELECTION OF DIRECTORS

PROPOSAL 2:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3:	APPROVAL OF AN AMENDMENT TO EXTEND THE TERM OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

CORPORATE GOVERNANCE

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

RELATED PERSON TRANSACTIONS

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

SHAREHOLDER PROPOSALS

INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

The Annual Meeting

The annual meeting will be held on May 15, 2008 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

This Proxy Solicitation

On or about April 15, 2008, we began mailing this proxy statement to people who, according to our records, owned common shares or beneficial interests in us as of the close of business on March 14, 2008.  We are sending you this proxy statement because our Board of Directors is seeking a proxy to vote your shares at the annual meeting.  This proxy statement is intended to assist you in deciding how to vote your shares.  Proxy materials are also available at http://bnymellon.mobular.net/bnymellon/sbgi.

We are paying the cost of soliciting these proxies.  Our directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter.  We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

Voting Your Shares

You may vote your shares at the annual meeting either in person or by proxy.  To vote in person, you must attend the annual meeting and obtain and submit a ballot.  Ballots for registered shareholders to vote in person will be available at the annual meeting.  If you hold your shares through a broker, you might not be a registered shareholder.  In this case, your shares would not be officially registered in your name; rather they would be registered in your broker’s name (which is sometimes called “street name”).  If your shares are held in street name, you cannot vote in person at the annual meeting unless you have a proper power of attorney from your broker.  To vote by proxy, you must complete and return the enclosed proxy card in time for it to be received by us before the annual meeting.  By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

If you hold your shares in street name with a broker and you do not tell your broker how to vote, your broker has the authority to vote on proposals 1 and 2.  If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, where a broker or nominee is not permitted to exercise discretionary authority to vote on a matter.  With respect to Proposal 3, brokers or other nominees that are New York Stock Exchange (the NYSE) member organizations are prohibited from voting unless they receive specific instructions from the beneficial owner of the shares.

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareholder Services, you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the meeting by submitting your instructions by telephone, over the Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.  Most of our stockholders hold their shares through a broker, bank, trustee or another nominee, rather than registered directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, trustee or nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards.

Abstentions and broker non-votes (where a broker or nominee is not permitted to exercise discretionary authority to vote on a matter and has not received voting instructions from the beneficial owner) are not counted as votes cast on any matter to which they relate and will not affect the outcome of any proposal being voted on at the annual meeting, but are counted in determining the presence of a quorum.

If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it in time for it to be received by us before the annual meeting scheduled to be held on May 15, 2008.

If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If a shareholder or we properly present any other proposal at the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by any one of three ways:

•                  you may notify our Secretary in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary.  We must receive your notice before the time of the annual meeting;

•                  you may submit a proxy dated later than your original proxy; or

•                  you may attend the annual meeting and vote.  Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy and in the case of shares held in street name you must obtain a proper power of attorney from your broker to vote your shares.

Vote Required for Approval

Shares Entitled to Vote. On March 14, 2008 (the record date), the following shares were issued and outstanding and had the votes indicated:

•                  53,035,294 shares of Class A Common Stock, each of which is entitled to one vote on each of the proposals, and

•                  34,453,859 shares of Class B Common Stock, each of which is entitled to ten votes on each of the proposals

Quorum.  A majority of the outstanding shares of common stock entitled to vote, or a “quorum,” must be present at the annual meeting in order to transact business. A quorum will be present if 198,786,943 votes are represented at the annual meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur.  In deciding whether a quorum is present, abstentions and broker non-votes will be counted as shares that are represented at the annual meeting.

Votes Required.  The votes required on each of the proposals are as follows:

Proposal 1: Election of Eight Directors

The eight nominees for director who receive the most votes will be elected. This is called a “plurality”. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Proposal 3: Approval of an amendment to extend the term of the 1998 Employee Stock Purchase Plan

The Compensation Committee of the Board of Directors concluded that it would be in our best interests to extend the term of the Employee Stock Purchase Plan (ESPP). Without an amendment to the term, our ESPP would have terminated on October 1, 2007. The Compensation Committee on July 31, 2007 approved an amendment, subject to shareholder approval, to extend the term of the ESPP. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to the ESPP. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Additional Information

We are mailing our annual report to shareholders for the year ended December 31, 2007, including consolidated financial statements, to all shareholders entitled to vote at the annual meeting together with this proxy statement.  The annual report does not constitute a part of the proxy solicitation material.  Proxy materials are also available at http://bnymellon.mobular.net/bnymellon/sbgi. The annual report includes details on how to get additional information about us.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

David D. Smith

Frederick G. Smith

J. Duncan Smith

Robert E. Smith

Daniel C. Keith

Martin R. Leader

Lawrence E. McCanna

Basil A. Thomas

Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified.  Each of the nominees listed above is currently a member of the Board of Directors and each of them has consented to serve as a director if elected.  More detailed information about each of the nominees is available in the section of this proxy statement titled Directors, Executive Officers and Key Employees, which begins on page 10.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees.  If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees.  Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Amended and Restated Certificate of Incorporation provides that our business shall be managed by a Board of Directors of not less than three and not more than thirteen directors with the number of directors to be fixed by the Board of Directors from time to time.  The Board of Directors has presently established the size of the Board at eight members. Proxies for the annual meeting may not be voted for more than eight nominees.

Messrs. David, Frederick, Duncan and Robert Smith (collectively, the controlling shareholders) are brothers and have entered into a shareholders agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until June 13, 2015.  The controlling shareholders own collectively 85.0% of the total voting power.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has sole responsibility for the selection of our independent registered public accounting firm and has selected Ernst & Young LLP as our independent registered public accounting firm for 2008.  However, the Board of Directors is soliciting the shareholders’ ratification of the selection of Ernst & Young LLP as a matter of good corporate practice.  If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the shareholders.

A representative of Ernst & Young LLP is expected to attend the annual meeting. The Ernst & Young LLP representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders.  Additional information regarding fees paid to Ernst & Young LLP is available in the section of this proxy statement titled Audit Committee, Audit Fees and Auditor Independence.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO EXTEND THE TERM OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

The Compensation Committee of the Board of Directors concluded that it would be in our best interests to extend the term of the 1998 Employee Stock Purchase Plan (the ESPP).  Without an amendment to the term, our ESPP would have terminated on October 1, 2007.  The Compensation Committee on July 31, 2007 approved an amendment, subject to stockholder approval, to extend the term of the ESPP.

The Board of Directors recommends a vote FOR the proposal to approve the amendment to the ESPP extending the term of the ESPP indefinitely.

Summary of the ESPP

The ESPP provides our employees with an opportunity to become owners of our company through a convenient arrangement for purchasing shares of common stock.  The following is a summary of the ESPP.

General

Purpose.  The ESPP offers eligible employees the opportunity to purchase shares of our common stock through after-tax payroll withholding. The ESPP is intended to permit our employees to acquire an equity interest in us thereby providing them with an incentive to work for our growth and success. We may use the funds we receive under the ESPP for any general corporate purpose.

Eligibility.  All of our employees are eligible to participate in the ESPP, except (1) employees who have not been employed for at least one full year of service or (2) employees who hold more than 5% of our common stock. Employees’ benefits will vary depending upon their election as to level of participation. No non-employee directors are eligible to participate in the ESPP.  As of March 24, 2008, there were approximately 2,100 employees eligible to participate in the ESPP.  The number of shares from this additional pool that will be purchased by executive officers cannot be determined in advance because participation is voluntary.

Shares available under the ESPP.  As of March 24, 2008, 1,132,573 shares are available for issuance under the ESPP.  The number of shares we may issue under the ESPP automatically adjusts for stock dividends, stock splits, reclassifications and other changes affecting the common stock.

Administration.  The Compensation Committee of our Board of Directors administers the ESPP. The Compensation Committee may delegate this authority. The Compensation Committee has the authority and discretion to specify the terms and conditions of stock purchases by employees under the ESPP (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP and any related agreements. Under the ESPP, the Compensation Committee (or the Board of Directors) can lengthen or shorten the payroll deduction periods, increase the purchase price for shares, or make other administrative adjustments. The ESPP also specifically provides for indemnification of the Compensation Committee, other directors and agents for actions taken with respect to the ESPP.

Options Granted Under the ESPP

How options are granted.  On the first day of each payroll deduction period, a participating employee will automatically receive options to purchase a number of shares of our common stock with money that is withheld from his or her paycheck. The number of shares available to the participating employee will be determined at the end of the payroll deduction period by dividing (1) the total amount of money withheld during the payroll deduction period by (2) the exercise price of the options (as described below). Options granted under the ESPP to employees will be automatically exercised to purchase shares on the last day of the payroll deduction period, unless the participating employee has, at least thirty days earlier or by such other deadline as the Compensation Committee sets, requested that his or her payroll contributions stop. The Compensation Committee will determine the treatment of fractional shares. Any cash accumulated in an employee’s account for a period in which an employee elects not to participate will be distributed to the employee.

Exercise price.  The initial exercise price for options under the ESPP will be 85% of the lesser of the fair market value of the common stock as of the first day of the payroll deduction period and as of the last day of that period. The Compensation Committee may increase the exercise price before a payroll deduction period begins. No participant can purchase more than $25,000 worth of our common stock in all payroll deduction periods ending during the same calendar year. The closing price of a share of our common stock, as reported March 24, 2008 was $9.97.

Election to participate.  Participating employees must elect before the beginning of a given payroll deduction period to participate, although a prior election will carry over until revoked.

Termination of service.  If an employee’s employment ends for any reason, including death, any cash accumulated in the employee’s account will be distributed, and the employee will immediately cease to participate in the ESPP, unless the Compensation Committee specifies some other treatment.

Other information.  All options granted under the ESPP will be evidenced by participation agreements or other approved documentation. The Compensation Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees.  No options granted or funds accumulated under the ESPP are assignable or transferable other than by will or in accordance with the laws of descent and distribution. The Compensation Committee may impose restrictions on sale of the stock or require the stock to be held at a particular broker.

Amendment or Termination of the ESPP

The Board of Directors may amend or terminate the ESPP at any time and from time to time.  Stockholder approval is required for any changes if such approval is required to preserve the ESPP’s status as a plan under Section 423 of the Internal Revenue Code.

Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement.  Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.  A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.  A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP.  The amount of each type of income and loss will depend on when the participant sells the stock.  If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•                  15% of the value of the stock on the day the offering commenced; and

•                  the participant’s profit.

Any excess profit will be long-term capital gain.  If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.  If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition.  Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price.  The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock.  This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition.  Any such deduction will be subject to the limitations of Section 162(m) of the Code.

INCORPORATION BY REFERENCE

The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 87,489,153 shares of our common stock issued and outstanding on March 14, 2008, consisting of 53,035,294 shares of Class A Common Stock and 34,453,859 shares of Class B Common Stock.  The following table shows how many shares were owned by the following categories of persons as of that date:

•                  persons known to us who beneficially own more than 5% of the shares;

•                  each director and each executive officer described on the “Summary Compensation Table” on page 23; and

•                  directors and all executive officers as a group.

	Shares of Class B Common Stock Beneficially Owned (a)		Shares of Class A Common Stock Beneficially Owned			Percent of Total Voting
Name	Number	Percent	Number		Percent (b)	Power (c)
David D. Smith	9,349,925	27.1%	9,702,957	(d)	15.5%	23.6%
Frederick G. Smith	6,957,673	20.2%	7,350,991	(e)	12.3%	17.6%
J. Duncan Smith	10,000,000	29.0%	10,003,027	(f)	15.9%	25.1%
Robert E. Smith	7,430,855	21.6%	7,468,137	(g)	12.3%	18.7%
David B. Amy	—	—	52,677	(h)	*	*
Steven M. Marks	—	—	84,476	(i)	*	*
Barry M. Faber	—	—	11,606	(j)	*	*
Lucy A. Rutishauser	—	—	34,005	(k)	*	*
Martin R. Leader	—	—	11,955		*	*
Basil A. Thomas	—	—	11,675		*	*
Lawrence E. McCanna	—	—	9,600		*	*
Daniel C. Keith	—	—	9,000		*	*
FMR, LLC 82 Devonshire Street Boston, Massachusetts 02109	—	—	7,712,965	(l)	14.5%	1.9%
Goldentree Asset Management, LP 300 Park Avenue, 21st Floor New York, NY 10022	—	—	5,565,514	(m)	10.5%	1.4%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	—	—	3,534,689	(n)	6.7%	*
Morgan Stanley 1585 Broadway New York, NY 10036	—	—	3,367,251	(o)	6.3%	*
Earnest Partners, LLC 1180 Peachtree Street NE , Suite 2300 Atlanta, GA 30309	—	—	3,137,758	(p)	5.9%	*
Renaissance Technologies, LLC 800 Third Avenue New York, NY 10022	—	—	2,775,071	(q)	5.2%	*
MacKay Shields, LLC 9 West 57th Street New York, NY 10019	—	—	2,731,048	(r)	5.1%	*
All directors and executive officers as a group (13 persons)	33,738,453	97.9%	34,760,855	(s)	39.9%	85.0%

*Less than 1%

(a)          By virtue of a stockholders’ agreement dated April 19, 2005 by and among David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith, each of the Smith brothers is required to vote all of his Class A and Class B Common Stock in favor of the other Smith brothers to cause their election as directors.  Consequently, each of the Smith brothers may be deemed to beneficially own the shares of common stock individually owned by the other Smith brothers.  Nevertheless, each of the Smith brothers disclaims beneficial ownership of the shares owned by the other Smith brothers.

(b)         Percent of Class A Common Stock beneficially owned is the number of shares of Class A Common Stock beneficially owned divided by the sum of (i) number of shares of Class A Common Stock outstanding plus (ii) any Class B Common Stock individually held plus (iii) any options, stock-settled stock appreciation rights (SARs) or restricted Class A Common Stock individually held that will vest within 60 days of March 14, 2008.

(c)          Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to “going private” and certain other transactions. The Class A Common Stock and the Class B Common Stock vote together as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock.

(d)         Includes 9,349,925 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock and 200,000 shares of SARs, with an exercise price of $15.78, exercisable within 60 days of March 14, 2008.

(e)          Includes 6,957,673 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.

(f)            Includes 10,000,000 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.

(g)         Includes 7,430,855 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.  The shares of Class B Common Stock include 291,049 shares held in an irrevocable trust established by Robert E. Smith for the benefit of family members, of which he is the trustee.  The shares of Class B Common Stock do not include 290,650 shares held in an irrevocable trust established by Robert E. Smith for the benefit of his children, of which he is not the trustee.

(h)         Includes 12,500 shares of Class A Common Stock that may be acquired upon exercise of options exercisable and 5,500 shares of restricted Class A Common Stock that will vest within 60 days of March 14, 2008.

(i)             Includes 53,500 shares of Class A Common Stock that may be acquired upon exercise of options exercisable and 5,500 shares of restricted Class A Common Stock that will vest within 60 days of March 14, 2008.

(j)             Includes 3,750 shares of restricted Class A Common Stock that will vest within 60 days of March 14, 2008.

(k)          Includes 30,000 shares of Class A Common Stock that may be acquired upon exercise of options exercisable and 1,500 shares of restricted Class A Common Stock that will vest within 60 days of March 14, 2008.

(l)             As set forth in the Schedule 13G/A filed by FMR, LLC with the Securities and Exchange Commission (the SEC) on February 14, 2008, FMR, LLC is deemed to be the beneficial owner of 7,712,965 shares and has sole voting power with respect to 1,391,800 of those shares.

(m)       As set forth in the Schedule 13G filed by Goldentree Asset Management, LP with the SEC on December 10, 2007, Goldentree Asset Management, LP is deemed to be the beneficial owner of 5,565,514 shares and has shared voting power only with respect to those shares.

(n)         As set forth in the Schedule 13D/A filed by GAMCO Investors, Inc. with the SEC on March 30, 2007, GAMCO Investors, Inc. is deemed to be the beneficial owner of 3,534,689 shares and has sole voting power with respect to 3,518,689 of those shares.

(o)         As set forth in the Schedule 13G/A filed by Morgan Stanley with SEC on February 14, 2008, Morgan Stanley is deemed to be the beneficial owner of 3,367,251 shares and has sole voting power with respect to 3,213,211 of those shares.

(p)         As set forth in the Schedule 13G/A filed by Earnest Partners, LLC with the SEC on January 31, 2008, Earnest Partners, LLC is deemed to be the beneficial owner of 3,137,758 shares and has sole voting power with respect to 1,533,000 of those shares.

(q)         As set forth in the Schedule 13G filed by Renaissance Technologies, LLC with the SEC on February 13, 2008, Renaissance Technologies, LLC is deemed to be the beneficial owner of 2,775,071 shares and has sole voting power with respect to 2,347,253 of those shares.

(r)            As set forth in the Schedule 13G/A filed by MacKay Shields, LLC with the the SEC on November 2, 2007, MacKay Shields, LLC is deemed to be the beneficial owner of 2,731,048 shares and has sole voting power with respect to 2,731,048 of those shares.

(s)          Includes shares of Class A Common Stock that may be acquired upon the exercise of options and SARs and shares of restricted Class A Common Stock that will vest within 60 days of March 14, 2008.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below is certain information relating to our named directors and nominees, executive officers and certain key employees.

Name	Age	Title
Directors
David D. Smith	57	President, Chief Executive Officer, Chairman of the Board and Director
Frederick G. Smith	58	Vice President and Director
J. Duncan Smith	54	Vice President, Secretary and Director
Robert E. Smith	44	Director
Daniel C. Keith	53	Director
Martin R. Leader	67	Director
Lawrence E. McCanna	64	Director
Basil A. Thomas	92	Director

Executive Officers
David B. Amy	55	Executive Vice President / Chief Financial Officer
Steven M. Marks	51	Vice President / Chief Operating Officer
Barry M. Faber	46	Vice President / General Counsel
Lucy A. Rutishauser	43	Vice President / Corporate Finance / Treasurer
David R. Bochenek	45	Vice President / Chief Accounting Officer

Key Employees
M. William Butler	55	Vice President / Programming and Promotions
Joe DeFeo	48	Vice President / News
W. Gary Dorsch	56	President of Keyser Capital, LLC
Lawrence M. Fiorino	46	Founder and CEO / G1440 Holdings, Inc.
Nathaniel S. Ostroff	67	Vice President / New Technology
Delbert R. Parks, III	55	Vice President / Engineering and Operations
Darren J. Shapiro	47	Vice President / New Business Sales
Gregg L. Siegel	47	Vice President / National Sales
Jeffrey W. Sleete	53	Vice President / Marketing
Donald H. Thompson	41	Vice President / Human Resources
Thomas I. Waters, III	39	Vice President / Purchasing

Members of the Board of Directors are elected for one-year terms and serve until their successors are duly elected and qualified.  Executive officers are appointed by the Board of Directors annually to serve for one-year terms and serve until their successors are duly appointed and qualified.

Messrs. David, Duncan and Robert Smith and Dr. Frederick Smith are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until June 13, 2015.

Profiles

David D. Smith has served as President and Chief Executive Officer since 1988 and as Chairman of the Board of Sinclair Broadcast Group, Inc. since September 1990. Mr. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations, and was an officer and director of Comark until 1986.  He also was a principal in other television stations prior to serving as a General Manager of WPMY (formerly WCWB-TV) from 1984 until 1986.  In 1986, David was instrumental in the formation of Sinclair Broadcast Group, Inc.  David Smith is currently a member of the board of directors of Sinclair Ventures, Inc., G1440 Holdings, Inc., Atlantic Automotive Corporation, Safe Waterways in Maryland, The Triscari Group, Inc., The Sinclair Relief Fund, The American Flag Foundation, Inc. and is a member of the board of managers of Alarm Funding Associates, LLC.

Frederick G. Smith has served as Vice President of Sinclair since 1990 and Director since 1986.  Prior to joining Sinclair in 1990, Dr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Dr. Smith was the sole officer, director and stockholder. Dr. Smith is currently a member of the board of directors or trustees of Sinclair Ventures, Inc., the Freven Foundation, Safe Waterways in Maryland, Gerstell Academy, University of Maryland at Baltimore Foundation, St. Joseph’s Hospital and The Sinclair Relief Fund.

J. Duncan Smith has served as Vice President, Secretary and as a Director of Sinclair since 1986.  Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters.  In addition, he also worked extensively on the construction of WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania; WTTE-TV in Columbus, Ohio; WIIB-TV in Bloomington, Indiana and WTTA-TV in Tampa / St. Petersburg, Florida, the renovation of the studio, offices and news facility for WBFF-TV in Baltimore, Maryland and construction of the Sinclair headquarters building in Hunt Valley, Maryland.  J. Duncan Smith is currently a member of the board of directors of Sinclair Ventures, Inc., The High Rock Foundation, Safe Waterways in Maryland and The Sinclair Relief Fund.

Robert E. Smith has served as a Director since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer.  In March 1997, Mr. Smith started RSMK LLC, a commercial real estate investment company which he currently manages.  Prior to 1986, he assisted in the construction of several television stations including WTTE-TV in Columbus, Ohio and also worked for Comark Communications, Inc. installing UHF transmitters. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., Nextgen Foundation Charitable Trust, Safe Waterways in Maryland, Gerstell Academy, Bay Television, Inc., Keyser Investment Group, Cunningham Communications, Inc., Gerstell Development LP and Beaver Dam LLC.

Daniel C. Keith has served as a Director since May 2001. Mr. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore-based investment advisory firm founded in October 1995.  Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985.  During this time, he served as chairman of the Investment Advisory Committee and was a member of the board of directors.  Mr. Keith has been advising clients since 1979 and is currently a member of the boards of trustees of The High Rock Foundation and Safe Waterways in Maryland.

Martin R. Leader has served as a Director since May 2002.  Mr. Leader is a retired partner of the law firm ShawPittman (now known as Pillsbury Winthrop Shaw Pittman LLP) in Washington, D.C. where he specialized in communications law matters.  Prior to his service at ShawPittman, Mr. Leader was a senior partner with the law firm of Fisher Wayland Cooper Leader & Zaragoza in Washington, D.C. from 1973 to 1999.  Mr. Leader was a member of the board of directors of Atlantic Automotive Corporation until February 2006. Mr. Leader has served on the staff of the Office of Opinions and Review of the Federal Communications Commission.  He is a member of the District of Columbia Bar.  Mr. Leader graduated from Tufts University and Vanderbilt University Law School.

Lawrence E. McCanna has served as a Director since July 1995. Mr. McCanna has been a shareholder of the accounting firm of Gross, Mendelsohn & Associates, P.A. since 1972 and has served as its managing director since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants.  Mr. McCanna is a current member of the board of directors of Mount St. Joseph High School and serves on that organization’s audit committee and finance committee.  He is also a former member of the board of directors of Maryland Special Olympics.

Basil A. Thomas has served as a Director since November 1993. He is counsel to and a member of the board of directors of the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Mr. Thomas served as an Associate Judge on the Municipal Court of Baltimore City and from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City.  Mr. Thomas is a member of the American Bar Association and the Maryland State Bar Association.  Mr. Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore.  Mr. Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

David B. Amy has served as Executive Vice President/Chief Financial Officer (CFO) of Sinclair since March 2001. Prior to that, he served as Executive Vice President from September 1999 to March 2001 and as Vice President and CFO from September 1998 to September 1999. Prior to that, he served as CFO from 1994 to September 1998. In addition, he serves as Secretary of Sinclair Television Group, Inc., a wholly-owned subsidiary that owns and operates our broadcasting operations. Mr. Amy has over 24 years of broadcast experience, having joined Sinclair as a Business Manager for WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania.  Mr. Amy received his MBA degree from the University of Pittsburgh in 1981.  Mr. Amy is currently a member of the board of directors of Acrodyne Communications, Inc., G1440 Holdings, Inc., KDSM, LLC and VisionAir and is a member of the board of managers of Triangle Sign & Service, LLC and chairman of the board of managers of Alarm Funding Associates, LLC.  Mr. Amy is the audit and compensation committee chair of Acrodyne Communications, Inc. and is an advisor to Allegiance Capital, L.P. and Patriot Capital, L.P. regarding potential investment opportunities by Sinclair.

Steven M. Marks has served as Vice President/Chief Operating Officer since May 2007.  Prior to that, he served as Chief Operating Officer/Television Group from February 2003 to May 2007.  Mr. Marks is responsible for the television station group operations.  Prior to that, he served as Vice President/Regional Director from March 2002 to February 2003. As a Vice President/Regional Director, Mr. Marks was responsible for the Baltimore, Columbus, Pittsburgh, Flint, Tallahassee, Charleston, West Virginia, Portland, Springfield, Minneapolis, Tampa, Syracuse, Norfolk, Richmond, Buffalo and Rochester markets.  Prior to his appointment as Vice President/Regional Director, Mr. Marks served as Regional Director since October 1994. Mr. Marks served as General Manager for Sinclair’s flagship station, WBFF-TV in Baltimore, Maryland from July 1991 until October 1994.  From 1986 until joining WBFF-TV in 1991, Mr. Marks served as General Sales Manager at WTTE-TV in Columbus, Ohio.  Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

Barry M. Faber has served as Vice President/General Counsel since August 1999 and prior to that as Associate General Counsel from 1996 to 1999.  Prior to that time, he was associated with the law firm of Fried, Frank, Harris, Shriver, & Jacobson in Washington, D.C. Barry M. Faber is a graduate of the University of Virginia and the University of Virginia School of Law.  Mr. Faber is also a member of the board of directors of The Sinclair Relief Fund.

Lucy A. Rutishauser has served as Vice President/Corporate Finance/Treasurer since November 2002.  From March 2001 until November 2002, she served as Treasurer and, from 1998 until March 2001, she served as Assistant Treasurer.  From 1996 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company (currently Vertis).  From 1992 to 1996, Ms. Rutishauser served as Assistant Treasurer and Director of Treasury for Integrated Health Services, Inc.  From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and the Black and Decker Corporation.  Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore.  Ms. Rutishauser is a member of the National Institute of Investor Relations and the Association of Finance Professionals.

David R. Bochenek has served as Vice President/Chief Accounting Officer since May 2005. Prior to that, he served as Chief Accounting Officer from November 2002 to April 2005.  Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller.  Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. from 1993 until 2000. From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola College in Maryland.

M. William Butler has served as Vice President/ Programming and Promotions since July 1999 and from 1997 until 1999, as Vice President/Group Program Director, of Sinclair Television Group, Inc.  From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL-TV in Los Angeles, California.  From 1991 to 1995, he was Director of Marketing and Programming at WTXF-TV in Philadelphia, Pennsylvania and prior to that he was the Program Director at WLVI in Boston, Massachusetts.   Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

Joe DeFeo has served as Vice President/News since August 2003. From October 2002 until August 2003, he was the Corporate News Director. From 1992 until October 2002, Mr. DeFeo served as the News Director of WBFF-TV and WNUV-TV, both in Baltimore, Maryland. Mr. DeFeo started his career at WGAL-TV in Lancaster/Harrisburg, Pennsylvania and worked for five years as news producer at WBAL-TV in Baltimore, Maryland. Immediately before coming to WBFF and WNUV in 1991, he was Producer of the FOX Morning News at WTTG-TV in Washington, D.C. and helped start up that morning newscast. Mr. DeFeo has won two Washington regional Emmy awards for newscast producing.

W. Gary Dorsch has served as President of Keyser Capital, LLC since October 2007. Keyser Capital is the private equity and real estate investment fund established by us in January 2007. Prior to joining Keyser, Mr. Dorsch founded and co-managed Allegiance Capital, L.P. from 1999 to present. Allegiance is a licensed Small Business Investment Company. Prior to Allegiance, he spent 24 years with Bank of America and its predecessor banks in Maryland. Mr. Dorsch is a member of the board of directors of The College Savings Plans of Maryland and is chairman of its audit and finance committee. He is Chairman of the board of managers of Triangle Sign and Service, LLC and serves on the board of managers of Alarm Funding Associates, LLC. Mr. Dorsch received his Bachelor of Science degree from Towson University and received his MBA from Loyola College, Maryland.

Lawrence M. Fiorino founded G1440 Holdings, Inc. (G1440) in April 1998.  G1440 is a provider of single-source, end-to-end e-Business solutions and a number of services and products, including a homebuilding application, an immigration tracking tool application, a syndicated television program management and scheduling application and a procurement application. Mr. Fiorino has served as the CEO of G1440 since its inception. From 1994 to 1998, he was Vice President of Systems and Technology for The Ryland Group, Inc. Mr. Fiorino is a Certified Public Accountant, has a BA in Accounting, an MBA in MIS, and is a regular contributing writer for Maryland’s Daily Record newspaper.  Mr. Fiorino appears weekly on “FOX-45’s Web Sightings” technology segment on our FOX affiliate station in Baltimore, Maryland.  Mr. Fiorino is currently on the board of directors of the Emerging Technology Centers of Maryland, the Greater Baltimore Technology Council and University of Maryland Library.

Nathaniel S. Ostroff has served as Vice President/New Technology since 1996.  From 1984 until joining Sinclair, he was the President and CEO of Comark Communications, Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and served as its first President and CEO.  Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including AFCCE, IEEE and SBE. Mr. Ostroff also serves as CEO and Chairman of the Board for Acrodyne Communications, Inc., in which we have a majority ownership interest.  Mr. Ostroff is a member of the Executive Committee of the Open Mobile Video Coalition, a broadcast industry organization created to promote portable and mobile DTV devised and technology.

Delbert R. Parks, III has served as Vice President/ Engineering and Operations of Sinclair Television Group, Inc. since 1996.  From 1985 to 1996, he was Director of Operations and Engineering for WBFF-TV in Baltimore, Maryland and Sinclair.  He has held various operations and engineering positions with us for the last 36 years.  He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television operations, Internet activity, information management systems, and infrastructure. Mr. Parks is a member of the Society of Motion Picture and Television Engineers and the Society of Broadcast Engineers.  Mr. Parks is also a retired Army Lieutenant Colonel who has held various commands during his 26-year reserve career.

Darren J. Shapiro has served as Vice President/New Business Sales since March 2007.  From 2001 to 2007, he served as Vice President/Sales and from 2000 to 2001, he served as Director of Internet Sales.  From 1999 to 2000, he served as New Business Development Manager and, prior to that he served as General Sales Manager and Local Sales Manager for WBFF-TV, our FOX affiliate in Baltimore, Maryland from 1993 to 1999.  From 1989 to 1993, Mr. Shapiro served as Corporate National Sales Manager.  Prior to that he was a Senior Account Executive for Seltel Inc. in New York City.  Mr. Shapiro holds a Bachelor’s degree in Economics from the University of Rochester.

Gregg L. Siegel has served as Vice President/National Sales since June 2001.  Prior to that time, he worked as Director of Business Development, Strategic Sales Manager and a Regional Sales Manager on a multiple market basis, since starting with us in 1994.  He has held several sales and management positions with National Sales Representation Firms, having started his television sales career in 1982 with Avery-Knodel as a marketing associate.  Mr. Siegel holds a Bachelor’s degree in Communications and Marketing from the University of Arizona.

Jeffrey W. Sleete has served as Vice President/Marketing since August 2001.  From 1999 until 2001, he served as a Regional Director and as Regional Sales Counselor for our television stations.  From 1996 to 1999, he was the Vice President of Sales & Marketing for our radio division.  From 1985 until 1996, he served as General Manager of radio stations in Detroit, Michigan; Houston, Texas and West Palm Beach, Florida.  From 1980 to 1985, Mr. Sleete headed a national sales representation firm office in Detroit and was a General Sales Manager for two radio stations.  Prior to that, he was an account executive for both local and national sales.  Mr. Sleete holds a Bachelor of Science degree from Eastern Michigan University.

Donald H. Thompson has served as Vice President/Human Resources since November 1999 and prior to that as Director of Human Resources from September 1996.  Prior to joining us, Mr. Thompson was the Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C.  Mr. Thompson holds a Bachelor’s Degree in Psychology and a Certificate in Personnel and Industrial Relations from University of Maryland, and a Masters of Science in Business/Human Resource & Behavioral Management and a Master of Business Administration from Johns Hopkins University.  Mr. Thompson is a member of the Society for Human Resource Management.

Thomas I. Waters, III has served as Vice President/Purchasing since November 2002.  From 2000 to 2002, he served as Director of Purchasing & Administration.  From 1996 to 2000, Mr. Waters was Director of Purchasing.  Before joining us, Mr. Waters served as the Purchasing Manager for NaturaLawn of America.  Mr. Waters holds a Bachelor of Science degree in Business Administration from the University of Baltimore and is Treasurer of the Baltimore-Washington Business Travelers Association and serves on the board of directors of the National Association of Purchasing Managers-Maryland chapter.

CORPORATE GOVERNANCE

Board of Directors and Committees.  In 2007, the Board of Directors held a total of 11 meetings.   Each director attended all meetings of the Board of Directors and all committees of the Board of Directors on which he served.  All directors attended the Annual Meeting held on May 10, 2007.  It is the Board’s policy that the directors should attend our annual meeting of shareholders, absent exceptional cause.

The Board of Directors currently consists of eight members.  The committees of the Board of Directors include an Audit Committee and a Compensation Committee and from time to time special committees formed by the Board of Directors as may be necessary.

Controlled Company Determination.  Our Board has determined that we are a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Certain Nasdaq requirements do not apply to a Controlled Company, including requirements that: (1) a majority of its board of directors must be comprised of “independent” directors as defined in Nasdaq’s rules; and (2) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. Our Board of Directors has determined that we are a “Controlled Company” based on the fact that the Smith brothers hold more than 50% of our voting power and are parties to a stockholders’ agreement that obligates them to vote for each other as candidates for election to the Board of Directors.  The Smith brothers have been our executive officers and/or directors at all times since we became public in 1995.  Currently, David D. Smith, Frederick G. Smith and J. Duncan Smith are executive officers and directors and Robert E. Smith is only a director.

Director Independence.  The Board has determined that Messrs. McCanna, Keith and Leader have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they otherwise meet the independence criteria under rule 4200 of the Nasdaq rules.  The Board has also determined that Messrs.  McCanna, Keith and Leader satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, enabling them to serve on the Audit Committee.  In making its independence determination, the Board of Directors considered any transactions, relationships and arrangements as required by our independence guidelines.  In particular, with respect to each of the most recent completed three fiscal years, the Board evaluated (1) for Mr. Keith, the type and amount of investment advisory services provided by the firm where he serves as an executive officer to our controlling shareholders and family members of our controlling shareholders and (2) for Mr. McCanna, the type and amount of accounting, tax and related services provided by the firm where he serves as its managing director to our controlling shareholders, family members of our controlling shareholders and entities (other than Sinclair) owned or controlled by our controlling shareholders or family members of our controlling shareholders.

Pursuant to the Nasdaq rules governing director independence, Basil A. Thomas is not deemed to be independent because of Mr. Thomas’s relationship to our outside counsel.  Mr. Thomas is counsel to and a member of the board of directors of Thomas & Libowitz, P.A. and the father of Steven A. Thomas, a partner and founder of Thomas & Libowitz, P.A., which serves as our outside counsel.  During 2003, 2006 and 2007, Sinclair and its subsidiaries paid fees to Thomas & Libowitz, P.A. that exceeded the limits set forth in the independence criteria under Nasdaq rules, which precluded the Board from finding Mr. Thomas independent.

Notwithstanding Mr. Thomas’s failure to meet Nasdaq’s current independence criteria, Mr. Thomas served on the Audit Committee pursuant to Nasdaq’s “exceptional and limited circumstances” exception until our 2006 annual meeting of shareholders.  During the time he served pursuant to this exception, Mr. Thomas did not participate in discussions regarding related party transactions.

Audit Committee. The members of the Audit Committee are Messrs. McCanna, Keith and Leader.  The Audit Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net.  The Audit Committee formally met seven times during the year ended December 31, 2007.

The Board of Directors has determined that all audit committee members are financially literate under the current listing standards of the Nasdaq and that Lawrence E. McCanna qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Nasdaq rules adopted during 2003 require that audit committees have at least three directors and that all directors be independent, as defined by Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934.  The Board has determined that Messrs. McCanna, Keith and Leader meet the independence criteria established by Nasdaq and the SEC.

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of Sinclair’s internal audit function.  The Audit Committee is responsible for the appointment of Sinclair’s independent auditors, whose appointment may be ratified by the shareholders.  The Audit Committee is responsible for reviewing compliance with Sinclair’s ethics policy and has established procedures for the receipt, retention and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by Sinclair’s employees of concerns regarding questionable accounting or auditing matters.  The Audit Committee is also responsible for approving or ratifying related person transactions pursuant to Sinclair’s related person transaction policy.  This policy is described in this proxy statement under the caption Related Person Transactions.

Compensation Committee.  Nasdaq listing requirements require that compensation of executive officers be determined, or recommended to the Board of Directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors.  As a controlled company, however, we are not subject to this listing requirement and, as a result, the Board of Directors has determined that notwithstanding Mr. Thomas’s failure to meet Nasdaq’s current independence criteria for 2007, it was in our best interest and the best interest of our shareholders that Mr. Thomas chair the Compensation Committee.  The other members of the Compensation Committee are Messrs. McCanna, Keith, and Leader, all of whom meet the independence criteria established by Nasdaq listing requirements.  Although the Compensation Committee does not have a written charter, the Compensation Committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs, administering our equity incentive plans, recommending for inclusion in this proxy statement the Compensation Discussion and Analysis included in this proxy statement, preparing the compensation committee report required by SEC rules which is included in this proxy statement, and making other recommendations to the Board of Directors.  The Compensation Committee formally met nine times during the year ended December 31, 2007.

Each year, the Compensation Committee reviews the prior performance of each named executive officer, reviews the effectiveness of past compensation objectives and approves the compensation policies and plans for the next fiscal year.  The Compensation Committee assesses each named executive officer’s operational abilities, leadership skills, and potential to contribute to long-term shareholder value.  Named executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan.  At times, the Compensation Committee may specifically request meetings with named executive officers to gain a full understanding and exploration of assessed attributes.   Our President and Chief Executive Officer, David D. Smith, and our Executive Vice President and Chief Financial Officer, David B. Amy, consult with the Compensation Committee on appropriate compensation for named executive officers other than themselves.  In addition, our Vice President, Human Resources, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.  The Compensation Committee does not use outside consultants to set compensation.

Director Nominations.  The Board does not have a standing nominating committee and there is no formal nominating committee charter, although the Board has adopted a resolution addressing the director nominations process. Instead, the directors who are determined to be “independent” under the Nasdaq rules perform the functions of a nominating committee. The Board believes it is appropriate not to maintain a standing nominating committee primarily because the relatively small number of independent directors on the Board makes it unnecessary to separate the nominating function into a committee structure.

Our independent directors are primarily responsible for identifying and recommending nominees to the Board of Directors for approval of membership on the Board.  The independent directors’ primary responsibilities in recommending nominees are to:  (1) establish criteria for the selection of new directors to become members of the Board, which criteria shall be approved by the Board; (2) lead the search for and identify individuals qualified to become members of the Board and conduct the necessary and appropriate inquiries into the backgrounds and qualifications of possible nominees; (3) consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interest of all shareholders; (4) consider recommendations for director nominees from current directors and executive officers, shareholders and other parties they deem appropriate; (5) have the authority to retain and terminate a search firm to identify director candidates at our expense; (6) determine each proposed nominee’s qualifications for service on the Board; (7) consult with the CEO and Chairman of the Board during the process of identifying director nominees; (8) identify and recommend annually, or as vacancies or newly created positions occur, director nominees for approval by the Board of Directors; and (9) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as one of our directors.

The independent directors will consider nominees proposed by shareholders.  Although there is no formal policy regarding shareholder nominees, the Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time.  To recommend a prospective nominee for consideration, shareholders should submit the candidate’s name, contact information, biographical material and qualifications in writing to Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

Shareholder Communication with the Board.  Shareholders and other parties interested in communicating directly with the Board, any Board committee or any Director, may do so by writing to Sinclair Board of Directors, c/o Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.  Under the process adopted by the Board, letters we receive that are addressed to members of the Board are reviewed by our Corporate Secretary who will regularly forward a summary and copies of all such correspondence to the Board.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

However, shareholder communications that constitute advertising or promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board, any board committee or any director.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Thomas, Keith, Leader and McCanna.  None of the members of our Compensation Committee at any time has been one of our officers or employees.

The following executive officers are directors of other entities that have a director or executive officer who is on our Board of Directors.  David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and on our Board of Directors, are directors and/or executive officers of other various companies controlled by them, including Cunningham Communications, Inc., Keyser Investment Group, Inc., Bay Television, Inc. and Sinclair Relief Fund.  Frederick G. Smith and J. Duncan Smith also control Beaver Dam, LLC.  Barry M. Faber is an executive officer of Sinclair and a director of Sinclair Relief Fund.  Additionally, David D. Smith is a director and executive officer of Sinclair Ventures, Inc.  Frederick G. Smith, J. Duncan Smith and Robert E. Smith are directors of Sinclair Ventures, Inc.  See Related Person Transactions for additional information regarding the previously mentioned executive officers and directors.

Mr. Thomas is counsel to and a member of the board of directors of the law firm Thomas & Libowitz, P.A., our outside counsel, and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A.  In 2007, fees paid to Thomas & Libowitz, P.A. were $0.7 million.  During 2007, Steven A. Thomas received, in lieu of cash payment for certain finders fees, an ownership percentage in two of our real estate investments and one of our private equity investments.  The fair value of the three ownership interests was $0.1 million as of the dates the investments were made.

During 2007, none of the named executive officers participated in any final deliberations of our Compensation Committee relating to compensation of the named executive officers.

Director Compensation for 2007

The following table sets forth certain information regarding compensation for services rendered by our non-employee directors during the year ended December 31, 2007.

Name (a)	Fees Earned or Paid in Cash	Stock Awards (b)	Total
Robert E. Smith (c)	$52,000	$76,350	$128,350
Daniel C. Keith	99,300	76,350	175,650
Martin R. Leader	97,050	76,350	173,400
Lawrence E. McCanna	103,050	76,350	179,400
Basil A. Thomas	65,550	76,350	141,900

(a)          Compensation for David D. Smith, our Chairman of the Board, President and Chief Executive Officer, is reported in the Summary Compensation Table included in this proxy statement.  Frederick G. Smith and J. Duncan Smith are omitted from this table, as they serve as executive officers, but are not named executive officers and do not receive additional compensation for services provided as directors.

(b)         On the date of our annual meeting, each non-employee director receives a grant of 5,000 shares of Class A Common Stock pursuant to the 1996 Long-Term Incentive Plan for services rendered during the preceding year.  The amount presented is the accounting expense recognized in our consolidated financial statements pursuant to Statement of Financial Accounting Standards No. 123(R) (FAS 123R) in 2007 for stock awards.  The amount presented also represents the grant date fair value of the stock award.  There were no stock option awards made in 2007.  The following table shows the number of stock options and stock awards held by each director as of December 31, 2007.  All stock options are immediately exercisable.

Director	Outstanding Stock Options	Outstanding Stock Awards
Robert E. Smith	10,000	9,000
Daniel C. Keith	—	9,000
Martin R. Leader	—	9,000
Lawrence E. McCanna	—	9,000
Basil A. Thomas	—	9,000

(c)          Robert E. Smith is a participant in our company sponsored health care plan.  Mr. Smith pays standard premiums pursuant to the plan, however unlike a typical company participant, he is required to reimburse the company for any health care costs in excess of $100,000.  During 2007, Mr. Smith’s premium payments exceeded his total health care costs resulting in a surplus to the company plan.

Our directors who are also our employees serve without additional compensation. Non-employee directors receive $35,000 annually for their service as a director and a grant of 5,000 shares of Class A Common Stock for attending the annual meeting of shareholders. The Audit Committee chairman receives an additional $7,500 annually and the Compensation Committee chairman receives an additional $6,000 annually.  Each special committee chairman receives an additional $1,125 each quarter until the subject under discussion by the special committee has been concluded.  Non-employee directors also receive $2,000 for each meeting of the Board of Directors attended, $2,500 for each Audit Committee meeting and special committee meeting, if any, attended and $1,500 for each Compensation Committee meeting attended.  We reimburse our directors for any business related travel expenses.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction.  In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, our Executive Vice President/Chief Financial Officer, our Vice President/Chief Operating Officer (COO), our Vice President/General Counsel and our Vice President/Corporate Finance/Treasurer in 2007.  These individuals represent our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during 2007.  We refer to these five persons throughout this proxy statement as the “named executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. Our Board of Directors has established a Compensation Committee that is responsible for establishing and administering our named executive officers’ and other key employees’ compensation. With the exception of Mr. Thomas, the Compensation Committee consists of non-employee directors who are independent under the Nasdaq listing standards.

General Philosophy and Objectives.  We believe that our people are our most valuable resource and that the dedication and quality of our named executive officers are vital to the long-term interests of our shareholders.  We have established a compensation program for our named executive officers that is competitive and designed to support our strategic goals.  The primary objectives of our compensation program are to attract and retain the best available people while efficiently utilizing available resources, to enhance the named executive officers’ overall performance, to align the long-term interests of our named executive officers with those of our shareholders, to improve our overall business performance and to reward individual performance.  This is accomplished through a combination of base salary and long-term incentive compensation designed to be competitive with comparable employers in the television broadcast industry.  The Compensation Committee considers both the Company’s overall performance and the individual’s performance when setting compensation levels.  However, there are no set guidelines or policies outlining the weight of each, as the Compensation Committee assesses each factor at its discretion.

Compensation Process.    Each year, the Compensation Committee reviews the prior performance of each named executive officer, reviews the effectiveness of past compensation objectives and approves the compensation policies and plans for the next fiscal year.  The Compensation Committee assesses each named executive officer’s operational abilities, leadership skills, and potential to contribute to long-term shareholder value.  Named executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan.  At times, the Compensation Committee may specifically request meetings with named executive officers to gain a full understanding and exploration of assessed attributes.   Our President and Chief Executive Officer, David D. Smith, and our Executive Vice President and Chief Financial Officer, David B. Amy, consult with the Compensation Committee on appropriate compensation for named executive officers other than themselves.  In addition, our Vice President, Human Resources, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.  In determining the amount of named executive officer compensation each year, the Compensation Committee reviews competitive market data from the broadcast and media industry as well as other similarly sized companies comparable to us.  In addition, we use a peer group of broadcast and media companies for benchmarking named executive officer compensation including levels of base salary and cash bonuses. We target our named executive officer’s compensation to fall within the range of the peer group in order to be competitive in the market.  Where each individual’s salary falls within the range of the peer group salaries depends upon the Compensation Committee’s view of each named executive officer’s performance and responsibilities.

The Compensation Committee selected a representative sample of companies which it believes compete directly with us for executive talent in the broadcast industry.  For 2007, the peer group consisted of the following companies:

—	Hearst-Argyle Television, Inc.	—	Meredith Corporation
—	Gray Television, Inc.	—	Nexstar Broadcasting Group, Inc.
—	Lin TV	—	Young Broadcasting, Inc.
—	Belo Corporation	—	Media General, Inc.

In addition, the compensation committee considers information from salary surveys to evaluate compensation for similar positions taking into account geographic location and the companies’ revenue size.  These surveys included CompAnalyst, Towers Perrin and Mercer reports.  While we review these surveys, we do not formally engage outside compensation consultants.

All final compensation decisions regarding named executive officers are made by the Compensation Committee.

Primary Elements of Compensation.  We provide a competitive mix of compensation elements that align named executive officer compensation with shareholder value.  Our compensation program includes both short and long-term compensation in the form of base salary, long-term incentive compensation and cash bonus as discussed below:

Base Salary.  Base salaries are not objectively determined, but instead reflect levels that we concluded were appropriate based upon our general experience.  Base salary is designed to provide competitive levels of compensation to our named executive officers based upon their experience, professional status, accomplishments, duties and scope of responsibility.  As noted above under Compensation Process, also taken into consideration when establishing base salaries are salaries paid by our competitors for similar positions within the television broadcast industry as well as salaries paid by companies outside of our industry for comparable positions.  In addition to market comparisons, individual performance will affect base salary.

Long-Term Incentive Compensation.  Our compensation program includes long-term incentive compensation, which in 2007 was paid in the form of restricted stock awards made in Class A Common Stock and stock-settled appreciation rights (SARs). We have elected to pay long-term incentive compensation in order to provide an incentive for our named executive officers to provide strong returns to our shareholders, to better align the interests of our named executive officers with those of our shareholders, to continue long-term leadership in the service of the company and to ensure a competitive compensation program given the market prevalence of equity compensation.

Our restricted stock awards are time-based awards requiring the named executive officer to remain employed by the Company in order for the restricted stock to vest 25% after one year, 25% after the second year and 50% after the third year.  Dividends on the vested and unvested portion of the award are paid quarterly to the named executive officers subject to our ordinary policy for declaring and paying dividends.

SARs granted pursuant to the Company’s 1996 Long-Term Incentive Plan, have a 10-year term and are fully vested upon grant.  Upon exercise of SARs, the holder would receive a number of shares of Class A Common Stock equal in value to the difference between the SARs’ base value and the per share closing price of the Company’s Class A Common Stock on the date of exercise for the number of SARs being exercised.

 When granting equity awards, consideration is given to company and employee performance, but awards are made at the discretion of the Compensation Committee under no objective guidelines.   We make grants of equity awards only at the closing price of our stock on the date of grant.  We try to make grants of equity awards at times when they will not be influenced by scheduled releases of information or while we otherwise possess material, non-public information, but we have no formal policy as to the timing of equity grants.

Historically, equity-based awards have been a significantly smaller source of our named executive officers’ total compensation than base salary.

Cash Bonus.  For 2007 performance, with the exception of our COO, no named executive officers received a cash bonus.  As shown in the “Security Ownership of Certain Beneficial Owners and Management” table, Mr. David D. Smith, our CEO, is one of the largest shareholders of the Company.  His financial well-being is directly tied to the performance of the Company through his significant share ownership.  In 2007 he did not receive a cash bonus.  We believe that his significant share ownership is a contributing factor to strong, long-term corporate performance.

Our compensation philosophy is to primarily award cash bonuses to those that have a direct influence on our ongoing revenue performance.  Based on this criteria for 2007, the Compensation Committee determined that our COO was the only named executive officer paid a performance-based cash bonus.  The purpose of our COO’s cash bonus is to promote the attainment of specific financial goals and reward achievement of those goals.  We favor an objective approach when measuring his cash bonus.  The cash bonus is categorized into two components:  a quarterly cash bonus and an annual cash bonus.  The Compensation Committee determines at its discretion the maximum bonus amounts paid under each component.  For 2007, the maximum amounts were $115,500 ($28,875 per quarter) and $300,000 for the quarterly bonus and annual bonus, respectively.  Each component is dependent on the generation of television broadcast cash flow (BCF) levels.  BCF is a non-GAAP measure reflective of our television assets’ operating performance.  We believe this measure best captures our COO’s influence over our revenue performance and operating efficiencies at our television stations.  The Compensation Committee can adjust BCF amounts used in the measurement of the COO’s performance at its discretion for unexpected circumstances.  BCF used in our COO’s cash bonus calculation is GAAP operating income plus corporate general and administrative expenses, stock-based compensation, depreciation and amortization, impairments, other operating divisions’ expenses and other non-cash charges less other operating divisions’ revenues and cash film payments.

The quarterly component is paid on a sliding scale.  If actual quarterly BCF is in excess of budgeted quarterly BCF for a particular quarter, then one quarter of the maximum quarterly bonus is paid.  During 2007, each quarter’s actual BCF exceeded budgeted BCF and therefore, 100% of the maximum quarterly bonus of $115,500 was paid for the year.   The annual component is paid on a progressive scale.  For every $1.0 million that annual actual BCF exceeds annual budgeted BCF, $15,000 is paid up to the maximum annual bonus.  During 2007, actual annual adjusted BCF exceeded the budgeted annual BCF by approximately $4.0 million, thus an annual bonus of $60,000 was paid for the year.

For fiscal 2008 performance and similar to the recent past, the only named executive officer expected to be awarded a cash bonus is our COO.  We expect the 2008 bonus structure to be similar to that of 2007.

Retirement Plans.  Our compensation program includes retirement plans designed to provide income following a named executive officer’s retirement. Our named executive officers can participate in The Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the 401(k) Plan). Contributions made to the 401(k) Plan are matched by the company, typically in the form of our Class A Common Stock.  The match is discretionary and typically equal to 50% of elective deferrals, up to 4% of each named executive officer’s total cash compensation subject to Internal Revenue Service regulations.  In addition, the Compensation Committee has the ability to make additional discretionary contributions to the 401(k) Plan for the benefit of all employees including named executive officers.  Calculations of targeted overall compensation for named executive officers do not include the benefits expected to be received under the 401(k) Plan.  For 2007, the Compensation Committee awarded each named executive officer the typical match and there was no additional discretionary contribution.

Named executive officers also have the ability to contribute pre-tax dollars to the Post 2004 Executive Deferred Compensation Plan (the Deferred Plan).  Participants in the Deferred Plan can choose to invest their accounts among mutual funds that are reviewed annually. The Company does not make contributions to the Deferred Plan for the benefit of the named executive officers.

Named executive officers participate in the 401(k) Plan and the Deferred Plan on the same terms as all other employees.

Perquisites and Other Benefits.  Perquisites and other benefits represent a minimal amount of the named executive officers’ compensation.  The Compensation Committee annually reviews the perquisites that named executive officers receive.  The primary perquisites for named executive officers are golf club memberships, automobile allowance and related expenses, tickets to sporting events and certain business entertainment events and related expenses.

Named executive officers also participate in our other benefit plans on the same terms as all other employees. These other plans include medical, dental and vision insurance, disability and life insurance and the employee stock purchase plan.

Employment Agreements.  We do not have an employment agreement with David D. Smith, President and Chief Executive Officer and we do not currently anticipate entering into an agreement.  Below is a description of the employment agreements we have entered into with our other named executive officers:

In September 1998, we entered into an employment agreement with David B. Amy, Executive Vice President and Chief Financial Officer. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Amy at any time, with or without cause. The severance payment due upon termination without cause is equal to one month’s base salary in effect at the time of termination times the number of years of continuous employment by us or our predecessor. Mr. Amy has been employed by us 23 years as of December 31, 2007.  Mr. Amy received a base salary for 2007 of $620,000. The agreement also contains non-competition and confidentiality restrictions on Mr. Amy.

In February 1997, we entered into an employment agreement with Steven M. Marks, COO. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Marks at any time, with or without cause. The agreement does not provide for any payments to Mr. Marks upon termination.  The agreement also contains non-competition and confidentiality restrictions on Mr. Marks.

In August 2004, we entered into an employment agreement with Barry M. Faber, Vice President and General Counsel. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Faber at any time, with or without cause. The severance payment due upon termination without cause is equal to one month’s base salary in effect at the time of termination times the number of years of continuous employment by us or our predecessor. Mr. Faber has been employed by us 11 years as of December 31, 2007.  Mr. Faber received a base salary for 2007 of $600,000. The agreement contains non-competition and confidentiality restrictions on Mr. Faber.

In March 2001, we entered into an employment agreement with Lucy A. Rutishauser, Vice President/Corporate Finance/Treasurer.   The agreement does not provide for any payments to Ms. Rutishauser upon termination.  The agreement does not have any specified termination date and we have the right to terminate the employment of Ms. Rutishauser at any time, with or without cause. The agreement contains non-competition and confidentiality restrictions on Ms. Rutishauser.

Tax Consideration.  Section 162(m) of the Internal Revenue Code of 1986 (Section 162 (m)), as amended, imposes a $1.0 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to certain types of compensation, such as certain commissions, qualified performance-based compensation, retirement plan contributions and excludable benefits, among others.  Qualified performance-based compensation is not subject to Section 162(m)’s limitation if: 1) it was paid solely because the executive has attained one or more pre-established objective performance goals; 2) a compensation committee or sub-committee comprised solely of two or more outside directors established the performance goals; 3) the material terms of the performance goals were disclosed to and subsequently approved by the shareholders before the compensation is paid; and 4) the compensation committee certified in writing, before the compensation is paid, that the performance goals and any other materials terms were, in fact, satisfied.  For 2006, non-equity incentive compensation exceeding the imposed limits pursuant to Section 162(m) was not treated as deductible compensation.  In 2007, we received shareholder approval of performance criteria that enables us to preclude the deduction limitation requirements pursuant to Section 162(m).  For 2007 our CEO and four most highly compensated executive officers were not paid compensation that exceeded the Section 162(m) limits.  During 2007, our shareholders approved our performance criteria in order to avoid the future application of the deduction limitation requirements pursuant to Section 162(m).

Executive Compensation Actions After December 31, 2007.   On April 1, 2008, in keeping with past practice the Compensation Committee set salaries for 2008, including a base salary of $725,000 with a bonus opportunity of up to $420,500 for Mr. Marks and base salaries for Messrs. Amy, Faber and Ms. Rutishauser of $646,000, $625,000 and $286,000, respectively.   The Compensation Committee also granted restricted stock awards to named executive officers, except Mr. David Smith, in accordance with the discussion under “Long-Term Incentive Compensation” above.  Messrs. Amy, Marks, Faber and Ms. Rutishauser were granted restricted stock awards of 20,000, 20,000, 30,000 and 5,000 shares, respectively. Additionally, the Compensation Committee granted Mr. David Smith 350,000 SARs.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in or incorporated by reference into the Company’s annual report on Form 10-K and the Company’s proxy statement on Schedule 14A.

Compensation Committee

Basil A. Thomas, Chairman
Daniel C. Keith
Martin R. Leader
Lawrence E. McCanna

Summary Compensation Table for 2007 and 2006

The following table sets forth certain information regarding compensation for services rendered in all capacities during the year ended December 31, 2007 by our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards (a)	Non-equity Incentive Plan Compensation		All Other Compensation		Total
David D. Smith, President and Chief	2007	$1,000,000	$988,000	$—		$16,911	(b)	$2,004,911
Executive Officer	2006	1,000,000	—	—		24,951		1,024,951
David B. Amy, Executive Vice President	2007	620,000	70,683	—		21,045	(c)	711,728
and Chief Financial Officer	2006	520,000	23,430	—		20,354		563,784
Steven M. Marks, Vice President/Chief	2007	691,236	70,683	175,500	(d)	14,753	(e)	952,172
Operating Officer	2006	658,320	23,430	410,000		26,578		1,118,328
Barry M. Faber, Vice President/General	2007	600,000	52,467	—		8,711		661,178
Counsel	2006	500,000	9,763	—		17,622		527,385
Lucy A. Rutishauser, Vice President/Corporate	2007	275,000	20,985	—		5,215		301,200
Finance/Treasurer	2006	248,300	3,905	—		6,382		258,587

(a)          Represents the expense recognized in accordance with FAS 123R relating to the vesting of restricted stock awards granted in 2007 and 2006 and SARs granted in 2007.  2006 was the first year restricted stock awards were granted.  For further information see Note 2. Stock-Based Compensation to our consolidated financial statements and related footnotes in our 2007 Annual Report on Form 10-K, as well as, the Grants of Plan-Based Awards table below.

(b)         Includes perquisites of $11,445 related to sporting event tickets and $4,500 of Sinclair 401(k) matching contribution.  Other perquisites and personal benefits include life and disability insurance.

(c)          Includes perquisites of $10,889 related to personal automobile expenses, $4,691 related to club dues and $4,500 of Sinclair 401(k) matching contribution.  Other perquisites and personal benefits include life and disability insurance.

(d)         Mr. Marks’ cash bonus in proportion to salary is dependant on his performance pursuant to the cash bonus calculation as well as market evaluations.  See Compensation Discussion and Analysis above for further information.

(e)          Includes perquisites of $9,288 related to personal automobile expenses and $4,500 of Sinclair 401(k) matching contribution.  Other perquisites and personal benefits include life and disability insurance.

Grants of Plan-Based Awards for 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of	All Other Stock Awards:	Exercise or Base	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Securities Underlying Options	Number of Shares of Stock	Price of Option Awards	Option Awards (b)
David D. Smith	4/2/2007	$—	$—	$—	200,000	—	$15.78	$988,000
David B. Amy	4/2/2007	—	—	—	—	10,000	—	157,800
Steven M. Marks	4/2/2007	15,000	115,500	415,500	—	10,000	—	157,800
Barry M. Faber	4/2/2007	—	—	—	—	10,000	—	157,800
Lucy A. Rutishauser	4/2/2007	—	—	—	—	4,000	—	63,120

(a)          Threshold reflects the minimum payment that Mr. Marks is eligible to be paid in 2008 for 2007 performance.  The threshold payment is reflective of annual BCF exceeding annual budgeted BCF by $1.0 million.  Target is reflective of each quarterly BCF exceeding each respective quarterly budgeted BCF.  Maximum reflects the total amount Mr. Marks is eligible to be paid if quarterly and annual BCF exceeds all respective BCF targets.  For further information regarding Mr. Marks’ cash bonus, see the Primary Elements of Compensation – Cash Bonus section of the Compensation Discussion and Analysis above.  During 2007, no other named executive officers received non-equity incentive plan awards.

(b)         This column shows the full grant date fair value of restricted stock awards and SARs.  Restricted stock award vesting is not dependent on future performance levels, rather it is dependent solely on future employment with the Company.  Our common stock’s closing sale price per share on April 2, 2007 (the grant date) was $15.78.  The SARs awards vested immediately.  The grant date fair values of the restricted stock and SARs awards were computed in accordance with FAS 123R and do not include estimates for forfeitures.  There can be no assurance that FAS 123R amounts shown in this table will ever be realized by the named executive officer.  Restrictions on restricted stock lapse over three years at 25%, 25% and 50%, respectively.  For further information regarding restricted stock and SARs awards, see the Primary Elements of Compensation – Long-Term Incentive Compensation section of the Compensation Discussion and Analysis above.

Outstanding Equity Awards at Fiscal Year End for 2007

The following table provides certain information about all equity compensation awards held by the named executive officers as of December 31, 2007.  All options and SARs held by named executive officers are exercisable.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (a)
David D. Smith					—		$—
	200,000	(b)	$15.7800	04/02/2017
David B. Amy					19,000	(c)	$155,990
	135,000		$24.2000	02/01/2008
	12,500		12.3000	03/29/2014
Steven M. Marks					19,000	(d)	$155,990
	72,000		$24.2000	02/01/2008
	5,000		9.2500	03/01/2010
	6,000		8.8100	03/12/2011
	10,000		11.6300	03/01/2012
	10,000		12.0000	01/02/2013
	10,000		8.1600	03/07/2013
	12,500		12.3000	03/29/2014
Barry M. Faber					13,750	(e)	$112,888
	20,000		24.2000	02/01/2008
	20,000		24.2000	02/01/2008
Lucy A. Rutishauser					5,500	(f)	$45,155
	15,000		$24.2000	01/18/2009
	4,000		11.6300	03/01/2012
	2,000		10.6000	11/01/2012
	4,000		8.1600	03/07/2013
	5,000		12.3000	03/29/2014

(a)          Based on closing market price of $8.21 per share on December 31, 2007.

(b)         SARs are fully vested on the grant date.

(c)          Restricted Stock awarded on April 3, 2006 has vested or will vest 3,000 shares, 3,000 shares and 6,000 shares on April 3, 2007, 2008 and 2009, respectively.  Restricted Stock awarded on April 2, 2007 will vest 2,500 shares, 2,500 shares and 5,000 shares on April 2, 2008, 2009 and 2010, respectively.

(d)         Restricted Stock awarded on April 3, 2006 has vested or will vest 3,000 shares,  3,000 shares and 6,000 shares on April 3, 2007, 2008 and 2009, respectively.  Restricted Stock awarded on April 2, 2007 will vest 2,500 shares, 2,500 shares and 5,000 shares on April 2, 2008, 2009 and 2010, respectively.

(e)          Restricted Stock awarded on April 3, 3006 has vested or will vest 1,250 shares,  1,250 shares and 2,500 shares on April 3, 2007, 2008 and 2009, respectively.  Restricted Stock awarded on April 2, 2007 will vest 2,500 shares, 2,500 shares and 5,000 shares on April 2, 2008, 2009 and 2010, respectively.

(f)            Restricted Stock awarded on April 3, 2006 has vested or will vest 500 shares, 500 shares and 1,000 shares on April 3, 2007, 2008 and 2009, respectively.  Restricted Stock awarded on April 2, 2007 will vest 1,000 shares, 1,000 shares and 2,000 shares on April 2, 2008, 2009 and 2010, respectively.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of options and vesting of shares of restricted stock held by the named executive officers during the year ended December 31, 2007.

	Option Awards		Stock Awards (a)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
David D. Smith	450,000	$2,001,416	—	$—
David B. Amy	130,000	624,511	3,000	47,970
Steven M. Marks	—	—	3,000	47,970
Barry M. Faber	45,000	205,572	1,250	19,988
Lucy A. Rutishauser	22,000	121,863	500	7,995

(a)          Represents restricted shares that vested on April 3, 2007.  The value of the shares at vesting is based on $15.99, the average of the high and low prices of our common stock on the vesting date.

Nonqualified Deferred Compensation for 2007

We adopted the Sinclair Broadcast Group, Inc. Executive Deferred Compensation Plan (the Plan) to allow eligible employees an opportunity to defer all or a portion of their compensation.  All named executive officers qualify for participation in the Plan.  Amounts deferred are invested at the direction of participants among a selection of investment vehicles offered by the Plan.  We do not make contributions on behalf of our named executive officers to the Plan.  There were no withdrawals or distributions by or to the named executive officers for the year ended December 31, 2007.

Upon termination or resignation participants receive a lump sum payment from the plan within 30 days.  Upon retirement participants may elect payment in a lump sum or five or ten year annual installments.  The Plan will automatically terminate upon a change in control of the Company unless the successor elects adoption of the Plan within 90 days from the effective date of the change of control.

The following table sets forth information regarding the Plan for each of the named executive officers for the year ended December 31, 2007.

Name	Executive Contribution in Last Fiscal Year (a)	Aggregate Earnings in Last Fiscal Year (b)	Aggregate Balance at Last Fiscal Year End
David D. Smith	$—	$—	$—
David B. Amy	64,884	14,298	264,989
Steven M. Marks	—	—	—
Barry M. Faber	19,250	5,208	89,360
Lucy A. Rutishauser	—	40,496	507,491

(a)          All contributions were also reported in the Salary column of the Summary Compensation Table for each named executive officer.

(b)         We do not consider any of the earnings related to the Plan to be above market or preferential as defined by the SEC.

Potential Post-Employment Payments and Benefits

The following table sets forth the potential payments if termination of employment or a change in control for each named executive officer had occurred on December 31, 2007.

Benefits and Payments upon Termination	Termination without cause or for good reason	Termination with cause or for good reason	Change in control	Death or Disability
David D. Smith	$—	$—	$—	$—

David B. Amy
Severance Payment (a)	$1,238,021	$—	$—	$1,238,021
Restricted stock (b)	—	—	155,990	155,990
Deferred Compensation plan (c)	264,989	264,989	264,989	264,989
Total	$1,503,010	$264,989	$420,979	$1,659,000

Steven M. Marks
Restricted stock (b)	$—	$—	$155,990	$155,990
Total	$—	$—	$155,990	$155,990

Barry M. Faber
Severance Payment (a)	$607,692	$—	$—	$607,692
Restricted stock (b)	—	—	112,888	112,888
Deferred Compensation plan (c)	89,360	89,360	89,360	89,360
Total	$697,052	$89,360	$202,248	$809,940

Lucy A. Rutishauser
Restricted stock (b)	$—	$—	$45,155	$45,155
Deferred Compensation plan (c)	507,491	507,491	507,491	507,491
Total	$507,491	$507,491	$552,646	$552,646

(a)          Includes severance payment and accrued vacation as determined in accordance with employment agreement.  See Compensation Discussion and Analysis, Employment Agreements, for more information.

(b)         Based on closing market price of $8.21 per share on December 31, 2007.  Restricted stock immediately vests upon a change in control, death or disability, as defined in the plan.

(c)          Aggregate balance of employee amount held in plan on December 31, 2007.  See Nonqualified Deferred Compensation above, for further information.

Equity Compensation Plan Information

The equity compensation plan information as of December 31, 2007 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2007	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2007

Number of securities
remaining available for
future issuance under
equity compensation plans
(excluding securities to be
issued upon exercise of
outstanding options,
warrants and rights as of
December 31, 2007)

Equity compensation plans approved by security holders	1,582,250	$20.71	10,245,384
Equity compensation plans not approved by security holders	—	—	—

Total	1,582,250	$20.71	10,245,384

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires our officers (as defined in the SEC regulations), directors and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

The following individuals did not file one report on Form 4 (reporting a grant of stock) on a timely basis but have subsequently filed the required report: Robert E. Smith, Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna and Basil A. Thomas.  Martin R. Leader and Lucy A. Rutishauser did not file reports on Form 4 (reporting automatic reinvestment of quarterly cash dividends received) on a timely basis.  Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements except for the Form 4’s mentioned above.

RELATED PERSON TRANSACTIONS

In January 2007 we adopted a written related person transaction policy.  Our related person transaction policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.  The Board of Directors has determined that certain transactions falling within the characteristics above do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not deemed to be related person transactions.

The Audit Committee of the Board of Directors reviews all related person transactions and may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.  The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Committee, if any, and that all required disclosures regarding the related person transaction are made.

Prior to the adoption of our related person transaction policy, consistent with Nasdaq listing standards and the Audit Committee charter, the Audit Committee reviewed or approved all related person transactions requiring disclosure under SEC regulations to the extent such transactions were entered into or amended since February 2004.  Certain of the following transactions were not approved pursuant to the current related person transaction policy because they were entered into before the policy’s existence.

David, Frederick, J. Duncan and Robert Smith (collectively, the controlling shareholders) are brothers and hold substantially all of our Class B Common Stock.  During the year ended December 31, 2006, we engaged in the following transactions with them and/or entities in which they have substantial interests.

Cunningham Broadcasting Corporation.  Concurrently with our initial public offering, we acquired options from trusts established by Carolyn C. Smith, a parent of our controlling shareholders, for the benefit of her grandchildren that will grant us the right to acquire, subject to applicable FCC rules and regulations, 100% of the capital stock of Cunningham Broadcasting Corporation (Cunningham).  The Cunningham option exercise price is based on a formula that provides a 10% annual return to Cunningham.  Cunningham is the owner-operator and FCC licensee of: WNUV-TV, Baltimore, Maryland; WRGT-TV, Dayton, Ohio; WVAH-TV, Charleston, West Virginia; WTAT-TV, Charleston, South Carolina; WMYA-TV (formerly WBSC-TV), Anderson, South Carolina; and WTTE-TV, Columbus, Ohio.  The financial statements for Cunningham are included in our consolidated financial statements for all periods presented.

We entered into five-year local marketing agreements (with five-year renewal terms at our option) with Cunningham pursuant to which we provide programming to Cunningham for airing on WNUV-TV, WRGT-TV, WVAH-TV, WTAT-TV, WMYA-TV and WTTE-TV.  The LMAs with Cunningham were not approved pursuant to the current related person transaction policy because they were entered into before the policy was adopted.  During the year ended December 31, 2007, we made payments of $7.8 million to Cunningham under these LMA agreements.

Related Person Leases.  Certain assets used by us and our operating subsidiaries are leased from Cunningham Communications Inc., Keyser Investment Group, Gerstell Development Limited Partnership and Beaver Dam, LLC (entities owned by the controlling shareholders).  Lease payments made to these entities were $5.2 million for the year ended December 31, 2007.  We entered into a new lease agreement with Beaver Dam, LLC with an effective date of January 1, 2008, which replaced all prior leases with Beaver Dam, LLC.  The lease arrangement related to Beaver Dam, LLC and a lease agreement with Gerstell Development Limited Partnership for building space related to our Pittsburgh station has been approved pursuant to the current related person transaction policy.  None of the prior lease agreements have been approved pursuant to the current related person transaction policy because they were entered into before the policy was adopted.

Sinclair Communications, LLC (Sinclair Communications), our subsidiary, and Cunningham Communications, Inc. (Cunningham Communications) originally entered into a Lease Agreement (the Lease) in July 1998, which has been amended from time to time.  Cunningham Communications is owned by our controlling shareholders.  The Lease covers tower and building space at one location.  On October 11, 2007, Sinclair Communications and Cunningham Communications amended the Lease, effective July 1, 2007, to allow Sinclair Communications to lease tower and building space utilized for digital television transmission.  In addition the monthly rent decreased in July of 2007 to $60,976.  The Lease has been approved pursuant to the current related person transaction policy.  Aggregate lease payments under the Lease for the year ended December 31, 2007 were $0.9 million.

Bay TV.  In January 1999, we entered into a local marketing agreement (LMA) with Bay Television, Inc. (Bay TV), which owns the television station WTTA-TV in Tampa, Florida.  Our controlling shareholders own a substantial portion of the equity of Bay TV.  The LMA provides that we deliver television programming to Bay TV, which broadcasts the programming in return for a monthly fee to Bay TV of $143,500.  We must also make an annual payment equal to 50% of the adjusted annual broadcast cash flow of the station (as defined in the LMA) that is in excess of $1.7 million.  The additional payment is reduced by 50% of the adjusted broadcast cash flow of the station that was below zero in prior calendar years until that amount is recaptured.  An additional payment of $1.8 million was made during the year ended December 31, 2007, related to the excess adjusted broadcast cash flow for the prior years.  Lease payments made to Bay TV were $1.7 million for the year ended December 31, 2007.  The LMA with Bay TV was not approved pursuant to the current related person transaction policy because it was entered into before the policy was adopted.

Atlantic Automotive Corporation.  We sold advertising time to and purchased vehicles and related vehicle services from Atlantic Automotive Corporation (Atlantic Automotive), a holding company which owns automobile dealerships and a leasing company.  David D. Smith, our President and Chief Executive Officer, has a controlling interest in Atlantic Automotive and is a member of the Board of Directors.  Our stations in Baltimore, Maryland and Norfolk, Virginia received payments for advertising time totaling $0.6 million during the year ended December 31, 2007.  We paid $1.1 million for vehicles and related vehicle services from Atlantic Automotive during the year ended December 31, 2007.  Arrangements with Atlantic Automotive have been approved pursuant to the current related person transaction policy.

Allegiance Capital.  In August 1999, we made an investment of $2.4 million in Allegiance Capital Limited Partnership (Allegiance), a small business investment company.  Our controlling shareholders and our Chief Financial Officer and Executive Vice President are also investors in Allegiance, along with Allegiance Capital Management Corporation (ACMC), the general partner.  ACMC controls all decision making, investing and management of operations of Allegiance in exchange for a monthly management fee based on actual expenses incurred which currently averages approximately $0.1 million and which is paid by the limited partners.  Allegiance distributed $2.0 million to us during 2007.  As of December 31, 2007, our investment balance was $9.2 million and our remaining unfunded commitment was $5.3 million.  Arrangements with Allegiance Capital have not been approved pursuant to the current related person transaction policy because they were entered into before the policy was adopted.

Thomas & Libowitz P.A.  Basil A. Thomas, a member of our board of directors, is of counsel to Thomas & Libowitz and the father of Steven A. Thomas, a partner and founder of Thomas & Libowitz.  We paid fees of $0.7 million to Thomas & Libowitz during 2007.  Transactions with Thomas & Libowitz P.A. discussed in this paragraph have been approved pursuant to the current related person transaction policy.

Charter Aircraft.  From time to time, we charter aircraft owned by certain controlling shareholders.  We incurred less than $0.1 million related to these arrangements during the years ended December 31, 2007.  Charters have been approved pursuant to the current related person transaction policy

Other Leases.  While agreements have not been executed, it is contemplated that either Patriot Capital II, L.P., a small business investment company in which we have made investments, and Allegiance may lease office space from the Company or our subsidiaries in the future.  The aggregate value of these lease payments has not been determined.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer and corporate controller and any person performing similar functions) and employees.  We have made the Code of Business Conduct and Ethics available on our website at www.sbgi.net.  We will disclose promptly any waiver or amendment of the Code of Business Conduct and Ethics for our executive officers or directors as required by law, SEC regulations or Nasdaq listing requirements.

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Report of the Audit Committee

The Audit Committee has received from Sinclair’s independent registered public accounting firm, Ernst & Young LLP (E&Y), written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, regarding E&Y’s independence, including a detailed statement of the relationship between E&Y and us that might bear on E&Y’s independence, and has discussed with E&Y its independence. The Audit Committee has discussed whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. E&Y has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs, and has approved all non-audit services provided by E&Y in 2007. The Audit Committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and No. 90, “Audit Committee Communications” including the selection of and changes in Sinclair’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management and representatives of E&Y in connection with E&Y’s audit of Sinclair’s consolidated financial statements and related schedule for the year ended December 31, 2007, and reviewed and discussed such financial statements with management.  The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Sinclair’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Sinclair’s internal control over financial reporting.  Based on such review and discussion with management, and based on the Audit Committee’s reviews and discussions with E&Y regarding its independence and the matters required to be discussed under Statement on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of Sinclair’s internal control over financial reporting be included in Sinclair’s Annual Report on Form 10-K and the Board has approved that recommendation.

The Audit Committee has reviewed and discussed the fees paid to E&Y during the last year for audit and non-audit services, which are set forth in the proxy statement under “Disclosure of Fees Charged by Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services are compatible with E&Y’s independence.

Audit Committee

Lawrence E. McCanna, Chairman

Daniel C. Keith

Martin R. Leader

Disclosure of Fees Charged by Independent Registered Public Accounting Firm

The following summarizes the fees charged by Ernst & Young LLP for certain services rendered to us during 2007 and 2006:

Audit Fees.  Fees paid to Ernst & Young LLP for the 2007 and 2006 calendar year audit of our annual financial statements, audit of management’s assessment of internal controls over financial reporting and the effectiveness of internal control over financial reporting and the reviews of the financial statements included in the 2007 Forms 10-Q were $1,191,562 and $1,115,101, respectively.

Audit-Related Fees.  Fees include accounting consultations, debt offering assistance, SEC consulting fees and Sarbanes-Oxley consulting fees totaling $200,389 and $6,500 paid to Ernst & Young LLP for the year ended December 31, 2007 and 2006, respectively.

Tax Fees.  Tax fees billed to us through December 31, 2007 and 2006 were $114,387 and $173,034, respectively, paid to Ernst & Young LLP, which represented fees for tax planning and compliance services.

All Other Fees.  During 2007, we did not incur any other fees.  During 2006, we had subscription fees of $3,430, that were paid to Ernst & Young LLP for the use of their on-line research tool.

All of the services described above were pre-approved by the Audit Committee.  None were approved pursuant to the waiver of pre-approval provisions set forth in Regulation S-X of the Securities and Exchange Commission.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

In May 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent registered public accounting firm (the independent auditors) in order to ensure that the provision of such services does not impair the auditor’s independence.  Under this policy, which remains in effect, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter, along with a specified list of audit-related and tax services.  If any service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee and the independent auditor may not begin work on any engagement without confirmation of the Audit Committee pre-approval from the Chief Accounting Officer or his or her delegate.  In accordance with this policy, the Chair of the Audit Committee has been authorized by the Committee to pre-approve any audit-related, tax or other permissible non-audit service engagements of the independent auditors.

SHAREHOLDER PROPOSALS

If you intend to propose any matter for action at our 2008 annual meeting of shareholders, you must submit your proposal to the Secretary of Sinclair at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 not later than December 16, 2008 at 5:00 p.m. Eastern Standard Time.  Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2009 annual meeting.  We will be able to use proxies you give us for the next year’s meeting to vote at our discretion for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to us on or before February 28, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 15, 2008

Appendix A

SINCLAIR BROADCAST GROUP

1998 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

The Sinclair Broadcast Group 1998 Employee Stock Purchase Plan (the “ESPP”) provides employees of Sinclair Broadcast Group (the “Company”) and its subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company’s common stock (the “Common Stock”). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and its terms should be construed accordingly. The Plan is effective as of January 1, 1998.

ELIGIBILITY

An Employee whom the Company or an Eligible Subsidiary has employed for at least one full year of service after his date of hire is eligible to participate in the ESPP for the next quarterly Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee’s owning Common Stock possessing 5% or more of the total combined voting power or value of the Company’s outstanding stock. For purposes of determining an individual’s amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR

The Compensation Committee of the Board of Directors of the Company, or such other committee as the Board designates (the “Committee”), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary to comply with the requirements of Section 423 of the Code). Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may change the Offering Periods, limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the

Participant’s Compensation, delegate its functions (other than those with respect to setting Purchase Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Purchase Period rather than as of the lower of both) for Purchase Periods beginning after committee action.

PAYROLL DEDUCTION
PERIOD	Offering Periods are successive three month periods coinciding with calendar quarters, and the first such period under the Plan will begin on January 1, 1998.

PARTICIPATION

An eligible Employee may become a “Participant” for an Offering Period by completing an authorization notice and an IRS Form W-9 and delivering them to the Committee through the Company’s Human Resources Department within a reasonable period of time before the first day of such Offering Period.  The Committee will send to each new Employee who satisfies the rules in ELIGIBILITY above a notice advising the Employee of his right to participate in the ESPP for the following Offering Period.  All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF PAYMENT	A Participant may contribute to the ESPP as follows:

The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 20% of his Compensation. Compensation under the Plan means an Employee’s regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

All payroll deductions will be credited to the Participant’s account under the ESPP but will not accrue interest.

Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under WITHDRAWAL below.

A Participant may not alter the rate of payroll deductions during the Offering Period. The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS

On the first day of each Offering Period, a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Offering Period according to the following procedure:

Step 1—Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

Step 2 — Determine the “Purchase Price” to be the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and

Step 3 — Divide the amount determined in Step 1 by the amount determined in Step 2.

FAIR MARKET	The Fair Market Value of a share of Common Stock VALUE for purposes of the Plan as of each date described in Step 2 will be determined as follows:

if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

if there is no established market for the Common Stock, the value as determined in good faith by the Committee.

For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

No Participant shall receive options:

if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any subsidiaries; or

that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF OPTION

Unless a Participant effects a timely withdrawal pursuant to the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of shares (including fractional shares) that the sum of the payroll deductions credited to the Participant’s account during such Offering Period can purchase pursuant to the formula specified in GRANTING OF OPTIONS.

DELIVERY OF COMMON STOCK

As soon as administratively feasible after the options are used to purchase Common Stock, the Company will deliver to a designated brokerage firm the shares of Common Stock the Participant purchased upon the exercise of the option and direct the brokerage firm to hold the shares in the Participant’s name or street name for at least one year from the date of purchase. After the one year holding period, the Participant may sell, transfer, or retain the stock.

SUBSEQUENT OFFERINGS

A Participant will be deemed to have elected to participate in each subsequent Offering Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM THE PLAN

A Participant may withdraw all, but not less than all, payroll deductions credited to his account for an Offering Period before the end of such Offering Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

Upon the withdrawal of a Participant from the ESPP, his outstanding options under the ESPP will immediately terminate.

If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal, and no further deductions will be made from the Participant’s Compensation.

A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3 under the Exchange Act.

STOCK SUBJECT TO PLAN

The shares of Common Stock that the Company will sell to Participants under the ESPP will be shares of authorized but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be 500,000 (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK). If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

A Participant will have no interest in shares covered by his option until the Participant exercises the option.

Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or in street name.

REPORTS

Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, the number of shares purchased, and the remaining cash balance, if any.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK

Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during an Offering Period, outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any capitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration, the Committee will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant’s election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

No issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE

Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

If an option would otherwise terminate under the preceding sentence, the Participant will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Offering Period will not occur if the election would render unavailable “pooling of interest” accounting for any reorganization, merger, or consolidation of the Company.

A Substantial Corporate Change means the dissolution or liquidation of the Company, merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933 (the “Securities Act”) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF BENEFICIARY

A Participant may file with the Committee a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant’s account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant’s designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant’s death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate. No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES

Employees of the Company’s subsidiaries will be entitled to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee. Eligible Subsidiary means each of the Company’s Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS, ASSIGNMENTS, AND PLEDGES

A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant’s account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company or the Committee may at any time terminate or or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES

All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS

Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company’s property (except as otherwise required by Federal or state wage laws), and the optionee’s claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF STOCK OWNERSHIP

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to the designated brokerage firm or to such Participant.

TAX WITHHOLDING

To the extent that a Participant realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which he purchased the shares must, within 30 days of such transfer, notify the Company’s Payroll Department in writing of such transfer.

LIMITATIONS ON LIABILITY

Notwithstanding any other provisions of the ESPP, no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former Participant, or any use or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Sinclair Board’s approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT

Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the Employee’s employment.

DURATION OF ESPP	Unless the Sinclair Board extends the Plan’s term, no Offering Period will begin after October 1, 2007.

APPLICABLE LAW	The laws of the State of Maryland (other than its choice of law provisions) govern the ESPP and its interpretation.

LEGAL COMPLIANCE

The Company will not issue any shares of Common Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any offers will be deemed to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF
SHAREHOLDERS

The ESPP must be submitted to the shareholders of the Company for their approval within 12 months after the Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

Form of Amendent to

SINCLAIR BROADCAST GROUP, INC.

1998 Employee Stock Purchase Plan

As previously amended through May 11, 2006

The Sinclair Broadcast Group, Inc. 1998 Employee Stock Purchase Plan (the “ESPP”) is hereby amended as set forth below, effective upon stockholder approval of this amendment. New language is shown double underlined, deleted language is shown in ~~strikethrough,~~ and language that is unchanged is indicated by plain text or an ellipsis (...); provided, however, that deleted language, double underlining, and ellipses are for convenience only and are not part of the ESPP as amended:

The “Duration of the ESPP” section is amended as follows:

Duration of the ESPP

~~Unless the Sinclair Board extends the Plan’s term, no Offering Period will begin after October 1, 2007~~. The Plan shall be of indefinite duration and shall continue in effect unless and until terminated by action of the Committee or the Board or as otherwise provided in the Substantial Corporate Change section.

SINCLAIR BROADCAST GROUP, INC.

By:
[Name]
[Title]

Date:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3									Please
									Mark Here		☐
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of eight directors for a term expiring in 2009 as set forth in the proxy						3.	Approval of the amendment to the	FOR	AGAINST	ABSTAIN
	statement.							Employee Stock Purchase Plan	☐	☐	☐
extending the term of the Plan
	Nominees:	01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith,						indefinitely.
04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna,
07 Daniel C. Keith, 08 Martin R. Leader

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors, FOR each of the other proposals and in accordance with the proxies’ discretion on any other business that may properly come before the meeting to the extent permitted by law.

	For	Withheld	For all except:
	☐	☐	☐

				FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP			☐	☐	☐
	as the Independent Registered Public Accounting Firm						Please mark, sign and date, and return the proxy card promptly using
	for the year ending December 31, 2008.						the enclosed envelope.

								Dated:		, 2008

Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing  as attorney, executor, administrator, trustee or guardian,  please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

PROXY

SINCLAIR BROADCAST GROUP, INC.

PROXY FOR ANNUAL MEETING OF MAY 15, 2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the “Company”) to be held on May 15, 2008 at the Company’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3									Please
									Mark Here		☐
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of eight directors for a term expiring in 2009 as set forth in the proxy						3.	Approval of the amendment to the	FOR	AGAINST	ABSTAIN
	statement.							Employee Stock Purchase Plan	☐	☐	☐
extending the term of the Plan
	Nominees:	01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith,						indefinitely.
04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna,
07 Daniel C. Keith, 08 Martin R. Leader

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors, FOR each of the other proposals and in accordance with the proxies’ discretion on any other business that may properly come before  the meeting to the extent permitted by law.

	For	Withheld	For all except:
	☐	☐	☐

				FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP			☐	☐	☐
	as the Independent Registered Public Accounting Firm						Please mark, sign and date, and return the proxy card promptly using
	for the year ending December 31, 2008.						the enclosed envelope.

								Dated:		, 2008

Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing  as attorney, executor, administrator, trustee or guardian,  please give full title as such. If a corporation, please sign in  full corporate name by President or other authorized  officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

PROXY

SINCLAIR BROADCAST GROUP, INC.

PROXY FOR ANNUAL MEETING OF MAY 15, 2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

The undersigned hereby authorizes and directs Massachusetts Mutual Life Insurance Company, as trustee (the “Trustee”) of Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the “Company”) to be held on May 15, 2008 at the Company’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030, at 10:00 a.m. local time, and at any adjournment thereof, all shares of common stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee’s discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 15, 2008.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE